Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

January 25, 2012

Western Liberty Bancorp

8363 W. Sunset Road, Suite 350

Las Vegas, NV 89113

Ladies and Gentlemen:

We are acting as counsel to Western Liberty Bancorp, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-3, which serves as a post-effective amendment to that certain registration statement on Form S-1 (No. 333-170682), previously declared effective by the Commission on April 21, 2011, relating to the resale by the selling security holders named in the Registration Statement (the “Selling Stockholders”) of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in one or more secondary offerings of (i) shares of Common Stock to be issued by the Company upon settlement of certain Restricted Stock Units (the “RSU Shares”) granted by the Company to such Selling Stockholders who are certain of its current and former directors, officers and consultants in connection with the Company’s acquisition of Service1st Bank of Nevada (the “Acquisition”) and (ii) shares of Common Stock issued to such Selling Stockholders in private placements prior to the Company’s initial public offering and in connection with the Acquisition (the “Private Shares” and, together with the RSU Shares, the “Shares”), as described in the Registration Statement and the documents incorporated by reference therein.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) resolutions of the Board of Directors of the Company, adopted as of June 30, 2005, May 18, 2006 and October 25, 2010; (iv) the Registration Statement, as amended, together with the exhibits filed as a part thereof; and (v) the Restricted Stock Unit Agreements, dated October 28, 2010, between the Company and each of the holders of Restricted Stock Units.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that: (i) certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents; and (ii) the Registration Statement has been declared effective and will remain effective under the Securities Act.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

Western Liberty Bancorp

January 25, 2012

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the RSU Shares, when issued upon settlement of the Restricted Stock Units pursuant to, and in accordance with the terms of, the respective Restricted Stock Unit Agreement, will be duly authorized, legally issued, fully paid and non-assessable, and (ii) the Private Shares have been duly authorized and are legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

Very truly yours,

/s/ Proskauer Rose LLP